Exhibit 2

MPHASE TECHNOLOGIES, INC. ANNOUNCES ACQUISITION OF AIROBOTICA SERVICES LIMITED

New York, NY – April 25, 2019 – mPhase Technologies, Inc. (OTCBB:XDSL) (“the Company) today announced that it has entered into a stock purchase agreement with AIRobotica Services Limited (“AIRobotica”), a Bangalore, India-based technology company focused on artificial intelligence (AI) and machine learning (ML). In its first two years in business, AIRobotica has already signed contracts or is developing projects for entities in government, manufacturing, healthcare, automotive, retail, real estate and logistics.

In addition to third-party contracts, the new division will support the commercialization of existing and future mPhase technology. The division’s goal is to expand its core team to encompass a wide range of applications, creating a one-stop shop for custom solutions in AI, MI. robotic process automation (RPA), SAP and Enterprise Resource Planning (ERP). One of the company’s initial commercial technologies is a Chatbot that can mimic human interaction as the front-end of customer service applications, but this is just the first in a long-term plan to develop technologies targeting multiple industries.

“AIRobotica has assembled exactly the kind of team that I have been looking for to help complete and complement our mPhase projects,” explained Verus CEO Anshu Bhatnagar. “But just as importantly, they also represent a turnkey revenue center, with projects in work that can make this division self-supporting and profitable. We are aligning with AIRobotica right at the point where they are transitioning from their development phase to their revenue phase, so the timing could not be better. We expect this business unit to have a solid triple digit growth rate with the potential to exceed $10M in sales during its first year subject to funding to be provided by mPhase.”

The Company intends to add to the AIRobotica talent pool via some key hires in coming months. While the initial goal is to generate business via specific contracts, an equally important goal is to create (over time) a bankable collection of intellectual property that can be adapted for additional applications.

Terms of the acquisition will be available in conjunction with public filings. Interested investors can visit the AIRobotica website to explore this new mPhase operating unit in greater detail. https://airoboticatech.com/

Investors are also invited to visit our corporate website to learn more about the changing face of mPhase. https://www.mphasetech.com/

About mPhase Technologies, Inc.

mPhase Technologies, Inc has historically engaged in technology R&D, with a particular emphasis on long-life, battery cell technology. The Company is currently transitioning into a consumer-oriented technology and services company.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts:

Investor Contact:

ir@mphasetech.com